Exhibit 23.1

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and to the use of our name under the heading “Legal Matters” contained in the base prospectus included in the Registration Statement and in the Prospectus Supplement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

TROUTMAN PEPPER HAMILTON SANDERS LLP